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                                                               EXHIBIT 10(u)(16)

                    CENTERPOINT ENERGY, INC. RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)

                                 Sixth Amendment

                  CenterPoint Energy, Inc., a Texas corporation, having reserved the right under Section 15.1 of the CenterPoint Energy, Inc. Retirement Plan, as amended and restated effective as of January 1, 1999, and as thereafter amended (the "Plan"), to amend the Plan, does hereby amend the Plan to make certain law changes intended to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 and certain design changes, effective as of the dates set forth below, as follows:

                  1. Effective as of January 1, 2002, clauses (i) and (ii) of subsection (b) of the definition of "Actuarial Equivalent" in Section 1.3 of the Plan are hereby amended to read as follows:

                           "(i)     The average 'applicable interest rate' as
                  defined in Section 417(e)(3)(A)(ii)(II) of the Code for the month of November preceding the first day of the Plan Year that contains the Annuity Starting Date for the distribution; and

                           (ii) The 'applicable mortality table' as defined in Section 417(e)(3)(A)(ii)(I) of the Code; provided, however, that effective for Annuity Starting Dates on or after January 1, 2003, the applicable mortality table used for purposes of adjusting any benefit or limitation under Section 415(b)(2)(B), (C), and (D) of the Code and the applicable mortality table used for the purpose of satisfying the requirements of Section 417(e) of the Code is the table prescribed in Revenue Ruling 2001-62."

                  2. Effective as of January 1, 2002, clause (ii) of subsection (c) of the definition of "Actuarial Equivalent" in Section 1.3 of the Plan is hereby amended to read as follows:

                           (ii) The 'applicable mortality table' as defined in Section 417(e)(3)(A)(ii)(I) of the Code; provided, however, that effective for Annuity Starting Dates on or after January 1, 2003, the applicable mortality table used for purposes of adjusting any benefit or limitation

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                  under Section 415(b)(2)(B), (C), and (D) of the Code and the applicable mortality table used for the purpose of satisfying the requirements of Section 417(e) of the Code is the table prescribed in Revenue Ruling 2001-62."

                  3. Effective as of January 1, 2002, the last sentence of the definition of "Compensation" in Section 1.16 of the Plan is hereby amended to read as follows:

         "Notwithstanding anything herein to the contrary, in no event shall the annual Compensation taken into account under the Plan for any Employee exceed $200,000, with such amount adjusted automatically to reflect any amendments to Section 401(a)(17) of the Code and any cost-of-living increases pursuant to Section 401(a)(17)(B) of the Code."

                  4. Effective as of January 1, 2002, subject to approval by the Company's Board of Directors, Article VIII of the Plan is hereby amended to add the following new Section 8.7 to the end thereof:

                  "8.7     Involuntary Separation Benefit For Members Severed On
         or After January 1, 2002: A Member (i) whose Service is terminated involuntarily on or after January 1, 2002, (ii) who has attained age 50, but not age 55, and completed at least twenty (20) years of Service on the date of such involuntary termination, and (iii) who qualifies for a benefit under a Company-sponsored involuntary severance benefit plan which provides for this benefit, and who satisfies all requirements for such benefit under such severance plan, may be entitled to receive an early retirement benefit payable in a form other than a lump sum, as described in Section 8.2, (x) in the case of a NorAm Member or Minnegasco Member, based on his Service accrued for benefit accrual purposes as of his actual termination of Service but not payable until the NorAm Member or Minnegasco Member has attained at least age 55 or (y) in the case of a Prior Plan Member, based on his Service accrued for benefit accrual purposes as of his actual termination of Service plus such Service which would have accrued for purposes of eligibility for the Early Retirement benefit but not for purposes of benefit accrual had the Member remained actively employed with an Employer until attaining age 55 but not payable until the Prior Plan Member has attained at least age 55."

                  5. Effective as of January 1, 2002, Section 11.9(b) of the Plan is hereby amended in its entirety to read as follows:

                  "(b)     'Eligible Retirement Plan' shall mean (i) an
         individual retirement account described in Code Section 408(a); (ii) an individual retirement annuity described in Code Section 408(b); (iii) an annuity plan described in Code Section 403(a); (iv) an annuity contract described in Code Section 403(b); (v) a

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         qualified trust described in Code Section 401(a) that is exempt from taxation under Code Section 501(a); or (vi) an eligible plan under Code
         Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan; that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p)."

                  6. Effective as of January 1, 2002, Section 12.1 of the Plan is hereby amended to delete the penultimate sentence in such section.

                  7. Effective as of January 1, 2002, the first sentence of Section 12.2 of the Plan is hereby amended to read as follows:

         "If an application filed by an Applicant under Section 12.1 above shall result in a denial of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within 60 days after receipt of notice of the denial of his application, to request a review of his application, and of his entitlement to the benefit for which he applied, by the Committee."

                  8. Effective as of January 1, 2002, Section 12.2 of the Plan is hereby amended to delete the penultimate sentence in such section.

                  9. Effective as of January 1, 2002, Section 20.4 of the Plan is hereby amended to read as follows:

                  "Limitation on Compensation: A Member's annual Compensation taken into account under this Article XX for purposes of computing benefits under this Plan for any Plan Year shall not be in excess of $200,000 (as adjusted). Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences."

                  10. Effective as of January 1, 2002, Article XX of the Plan is hereby amended to add the following new Section 20.9 to the end thereof:

                  "20.9    Modification of Top-Heavy Rules:

                  (a) Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the

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         Code for Plan Years beginning after December 31, 2001, and whether the
         Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Article XX of the Plan.

                  (b)      Determination of Top-Heavy Status.

                           (1) 'Key Employee' means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                           (2) This subparagraph (2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

                           (A) Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting '5-year period' for '1-year period.'

                           (B) Employees not performing services during the year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the Determination Date shall not be taken into account.

                  (c) Minimum Benefits. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining years of service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee."

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                  11.      Effective as of January 1, 2002, the first sentence
of Section 21.1 of the Plan is hereby amended to read as follows:

         "The normal retirement benefit of any Employee under the Plan cannot exceed the lesser of $160,000 (with such amount adjusted automatically to reflect any amendments to Section 415(b)(1) of the Code and any annual cost-of-living increases pursuant to Section 415(d) of the Code) or 100% of such Employee's Average Compensation."

                  12. Effective as of January 1, 2002, the first sentence in Section 21.1(b) of the Plan is hereby amended to read as follows:

         "If benefit distributions commence before a Member's Social Security Retirement Age, the actual retirement benefit shall not exceed the lesser of 100% of the Employee's Average Compensation or the $160,000 (with such amount adjusted automatically to reflect any amendments to Section 415(b)(1) of the Code and any annual cost-of-living increases pursuant to Section 415(d) of the Code) ('Dollar Limitation') adjusted as follows:"

                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 30th day of December, 2002, but effective as of the dates specified above.

                                    CENTERPOINT ENERGY, INC.

                                    By: /s/ DAVID M. MCCLANAHAN
                                        ----------------------------------------
                                        David M. McClanahan
                                        President and Chief Executive Officer

ATTEST:

/s/ RUFUS S. SCOTT
----------------------------
Assistant Secretary

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